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                                                                    Exhibit 3.26

                            Lloyd Helicopters Pty Ltd
                                 ACN 007 916 912

                       Resolution pursuant to section 249B
                      of the Corporations Act 2001 ('Act')
                                    Australia

Lloyd Helicopter Services Pty Ltd ACN 058 277 491, being the sole shareholder of Lloyd Helicopters Pty Ltd ('Company') entitled to vote at a general meeting of the Company, hereby resolves:-

1. that the requirement under section 249J of the Act relating to the giving of notice of meetings is waived;

2. that pursuant to Pursuant to section 249H(2) of the Act, it agrees that the following resolution may be passed as a special resolution where less than 21 days' notice has been given.

3. that it is in favour of the special resolution set out below pursuant to the provisions of section 249B of the Act:

     Special Resolution

     'That the Constitution of the Company be altered by inserting the following new clause 66.3 immediately after clause 66.2 under the heading 'Directors' Powers':-

     "66.3 Subject to the Corporations Act 2001, at anytime the Company is a wholly owned subsidiary of another body corporate, a Director may act in the best interests of that other body corporate."'

Dated  30 January 2004

THE COMMON SEAL of LLOYD HELICOPTER               )
SERVICES PTY LTD was affixed in the presence of:  )
                                                      LLOYD HELICOPTER SERVICES
Director:   /s/                                       PTY.LTD.A.C.N. 058277 491
            ---------------------------------------
                                                                COMMON
Name of signatory:    /s/  Trevor Hillier                        SEAL
                     ------------------------------

Director:    /s/
           ---------------------------------------

Name of signatory:    /s/ Ian McBeath
                    ------------------------------


Section 249B of the Corporations Act 2001 provides if a company has only 1 member it may pass a resolution by the member recording it and signing the record. Passage of a resolution under this section must be recorded in the company's minute books under section 251A

SMC 29636/1   29.01.2004                       I certify that this photocopied
                                             document is a true and correct copy
                                                       of the original

                                              /s/
                                                 -----------------------------